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                      [MORRISON & FOERSTER LLP LETTERHEAD]
                                                                     EXHIBIT 5.3



                               September 23, 2003



Commercial Press, Incorporated
955 Gateway Center Way
San Diego, CA 92102

      RE:   COMMERCIAL PRESS, INCORPORATED

Ladies and Gentlemen:

      We have acted as special California counsel to Commercial Press, Incorporated (the "Company") in connection with (i) the Second Supplemental Indenture, dated as of September 18, 2003 (the "Second Supplemental Indenture"), among the Company and certain other subsidiaries of Moore Wallace Incorporated (formerly Moore Corporation Limited), as Guarantors, Moore North America Finance, Inc., as Issuer (the "Issuer"), and Bank One, N.A., as Trustee, and
(ii) the Guaranty, dated as of September 18, 2003 (the "Amended and Restated Guaranty"), of the Exchange Notes (as defined below) entered into by the Company as provided in the Second Supplemental Indenture. This opinion letter is being delivered to you in connection with the registration under the Securities Act of 1933, as amended (the "Act") of $403 million aggregate principal amount of the Issuer's 7-7/8% Senior Notes due 2011 (the "Exchange Notes") pursuant to the Issuer's Registration Statement on Form S-4 relating to the Exchange Notes (the "Registration Statement").

      We have examined originals or copies of the following documents (the "Documents"):

      (i)   the Second Supplemental Indenture; and

      (ii)  the Amended and Restated Guaranty.

      Unless otherwise defined herein, terms defined in the Documents shall have the same meanings herein.


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                            MORRISON & FOERSTER LLP

Commercial Press, Incorporated
September 25, 2003
Page Two


      In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

      We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents other than the Company has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of each party to such Documents (including the Company). We have also assumed that the Board of Directors of the Company that adopted the Consent on May 15, 2003 relating to the Indenture and other matters was properly elected.

      Based upon and subject to the foregoing, we are of the opinion that:

      (a) The Company has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Documents.

      (b) The Documents have been duly authorized and executed by the Company.

      We express no opinion as to matters governed by any laws other than the substantive laws of the State of California which are in effect on the date hereof.

      This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except as provided below.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Exchange Notes" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. In addition, Sullivan & Cromwell LLP, counsel to Moore North America Finance, Inc., may rely on this opinion.



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                             MORRISON & FOERSTER LLP

Commercial Press, Incorporated
September 25, 2003
Page Three





                                Very truly yours,



                                Morrison & Foerster LLP